Exhibit 99.3

WiSA Technologies Provides Business Update

- Focuses on operational and licensing milestones –

- Plans to lower cash burn in 2024 with reductions in SG&A expenses -

BEAVERTON, OR — (October 3, 2023) — WiSA Technologies, Inc. (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, provided a business update that focuses on achieving key milestones and reducing total SG&A expenses leading into 2024.

“Leading into 2024, we are positioned to capitalize on our extensive investment in intellectual property,” said Brett Moyer, CEO, President, and Chairman of WiSA Technologies. “WiSA E development kits began shipping to strategic customers in July 2023, and today we rolled out our licensing plan for WiSA E software, which will drive wireless interoperability between HDTVs, soundbars and speakers. Our strategy is to dominate the link between TV and external audio by eliminating cost redundancy while leveraging this position with other smart devices, and we expect to achieve strategic milestones that provide visibility into multiple customers and revenue streams in 2024.”

“While we are focused on achieving strategic operational objectives to drive long term growth from new products, we recognize there has been a prolonged challenging industry and capital markets environment. Accordingly, we have initiated expense reductions in SG&A that we expect will lower our cash expenses, albeit while retaining ongoing investments in R&D. The impact of this re-alignment will begin in Q4 2023 and be more fully realized in 2024 as we expect to achieve cash savings of about $0.9 million in Q1 2024 and about $4 million total in 2024 as compared to 2023,” added Moyer.

Concluded Moyer: “At present, we are prioritizing our WiSA E platform, and we are focused on operational and financial milestones that will demonstrate the platform’s efficacy at CES 2024 and believe that our product and strategic refocus coupled with our targeted expense reductions will position us to for an exceptionally productive CES 2025.”

About WiSA Technologies, Inc.

WiSA Technologies (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR. For more information, please visit: www.wisatechnologies.com

© 2023 WiSA Technologies Inc. All rights reserved. WiSA Technologies Inc. and the WiSA Technologies Inc. logo are trademarks of WiSA Technologies Inc. The WiSA logo, WiSA®, WiSA Ready™, and WiSA Certified™ are trademarks and certification marks of WiSA, LLC. Third-party trade names, trademarks and product names are the intellectual property of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements, including statements herein regarding our business opportunities, prospects and strategy, as well as planned expense reductions, are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including risks related to our current liquidity position, the need to obtain additional financing to support ongoing operations, the interoperability of WiSA E software, current macroeconomic uncertainties associated with the COVID-19 pandemic; our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers; our ability to predict the timing of design wins entering production and the potential future revenue associated with our design wins; our success in porting WiSA E software to various platforms; our rate of growth; our ability to predict direct and indirect customer demand for our existing and future products and to secure adequate manufacturing capacity; our ability to hire, retain and motivate employees; the effects of competition, including price competition within our industry segment; technological, regulatory and legal developments that uniquely or disproportionately impact our industry segment; developments in the economy and financial markets and other risks detailed from time to time in WiSA Technologies’ filings with the Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and WiSA undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, 415-433-3777, wisa@lhai.com